Page 17
                                                             Exhibit 10(iii)A(c)

                                  May 24, 1996



J. Robert Hipps
5021 Northside Drive, N.W.
Atlanta, Georgia   30327-4421


         Re:      Amendment of Stock Option Agreements


Dear Bob:

     In connection with your termination of employment, and as confirmed and evidenced by this letter agreement, the terms of certain stock options previously granted to you were amended by action taken by the Executive Resource and Nominating Committee of NSI's Board of Directors (the "Committee") on March 20, 1996, and ratified by the Board of Directors on that same date.

     The following installments of employee stock options, which had previously been granted to you and which would otherwise have vested and become exercisable in September 1996, have been accelerated so that they are immediately exercisable on this date:

                                                                Number of
                       Option Grant Date                 Shares In Installment

                      September 16, 1992                         2,529
                      September 16, 1992                           471
                      September 15, 1993                         2,671
                      September 15, 1993                         1,079
                      September 21, 1994                         5,000
                      September 20, 1995                         5,000
                                                                16,750

     In addition, the Committee amended the expiration provisions of those options for 16,750 shares and options for 32,364 shares which were previously granted to you and were already exercisable according to their original vesting schedules. Pursuant to the amendment, said options for 49,114 shares remain exercisable through May 31, 1997, notwithstanding your resignation effective May 31, 1996.

                                                                         Page 18
                                                             Exhibit 10(iii)A(c)
Page 2
J. Robert Hipps
May 24, 1996



     Your Incentive Stock Option Agreement dated September 19, 1990, Incentive Stock Option Agreement dated December 18, 1991, Incentive Stock Option Agreement dated September 16, 1992, Nonqualified Stock Option Agreement dated September 16, 1992, Incentive Stock Option Agreement dated September 15, 1993, Nonqualified Stock Option Agreement dated September 15, 1993, Nonqualified Stock Option Agreement dated September 21, 1994, and Nonqualified Stock Option Agreement dated September 20, 1995 (the "Stock Option Agreements") are each hereby amended in accordance with this letter.

     Please acknowledge your acceptance of this letter by signing in the space provided below and returning the executed letter to me. A duplicate is enclosed for you to retain with your copies of the Stock Option Agreements.

                                           Very truly yours,




                                           /s/ James S. Balloun
                                           James S. Balloun
                                           Chairman and Chief Executive Officer

JSB:sdh
Enclosures

Accepted and agreed to as of the
24th day of May, 1996:



/s/ J. Robert Hipps
J. Robert Hipps